TRADEMARK ASSIGNMENT AGREEMENT

WHEREAS, CorCell, Inc., a Delaware corporation, having a place of business at 1717 Arch Street, Suite 1410, Philadelphia, PA 19103, (hereinafter “CorCell”), has adopted and used the trademarks and service marks listed in Schedule “A” attached hereto (hereinafter the “Marks”);

WHEREAS, certain of the Marks are registered in the United States Patent and Trademark Office;

WHEREAS, CorCell is owner of the United States Trademark and Service Mark Registrations set forth  in Schedule “A” hereto (hereinafter “Registrations”); and

WHEREAS, Cord Blood America, Inc., a Florida corporation, having a place of business at 9000 Sunset Boulevard, Suite 400, Los Angeles, CA  90069 (hereinafter “CBA”), is desirous of acquiring said Marks and Registrations, together with the goodwill of the business associated therewith.

NOW, THEREFORE, for good valuable consideration, the full receipt and sufficiency all of which are hereby acknowledged, and intending to be legally bound hereby:

1.

CorCell hereby assigns, transfers and conveys to CBA, CorCell’s entire right, title and interest in and to said Marks and Registrations, together with the goodwill of CorCell’s business associated therewith;

2.

CorCell hereby assigns to CBA all causes of action, claims and rights to damages or profits, due or accrued, arising out of past infringement of the Marks and Registrations, or

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injury to the goodwill associated with the Marks and Registrations, as well as the rights to sue for and recover the Marks and Registrations in CBA’s own name; and

3.

CorCell represents and warrants that it will reasonably cooperate (i) in any actions necessary for CBA to prosecute, renew or register its rights, title and interests in and to the Marks and Registrations, including United States and foreign registrations, at CBA’s expense (except to the extent that CorCell is required to indemnify CBA for any of the above actions pursuant to the Asset Purchase Agreement dated October __, 2006, to which CorCell and CBA are parties (the “Purchase Agreement”)), and (ii) in any actions brought to enforce the rights accompanying this Assignment against third parties, at CBA’s expense (except to the extent that CorCell is required to indemnify CBA for any of the above actions pursuant to the Purchase Agreement).

4.

Upon information and belief, the Registrations listed on Schedule “A” hereto will expire on the dates listed under the heading entitled “Expiration Date.”

5.

Upon information and belief, CorCell has not discontinued the use, with an intention not to resume use, of the Marks listed in Schedule “A” hereto.

IN WITNESS WHEREOF, CorCell has caused this Trademark Assignment Agreement to be executed by its duly authorized representative on the date last set forth below.

CORCELL, INC., a Delaware corporation

By:	/s/ Marcia A. Laleman
Name:	Marcia A. Laleman
Title:	President

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SCHEDULE A

UNITED STATES TRADEMARK AND SERVICE MARK REGISTRATIONS

in the name of CorCell Inc.

Mark	Registration No.	Registration Date	Int’l Classification	Expiration Date
EXPECTATIONS	2,993,161	09/06/2005	9, 16, 42	09/06/2015
SAVING BABY’S CORD BLOOD	2,962,036	06/14/2005	44	06/14/2015
NOW, YOU CAN GIVE LIFE AND SAVE LIFE AT THE SAME TIME.	2,889,134	09/28/2004	44	09/28/2014
FOR WHAT YOU’RE NOT EXPECTING.	2,865,144	07/20/2004	44	07/20/2014
CORCELL (Stylized)	2,901,663	11/09/2004	44	11/09/2014
CORCELL and Design	2,906,423	11/30/2004	44	11/30/2014
YOUR BABY’S LIFELINE	3,119,792	07/25/2006	39, 42	07/25/2016

UNREGISTERED TRADEMARKS AND SERVICE MARKS

in the name of CorCell Inc.

PUREPATH™

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